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                                                                    EXHIBIT 99.4

                  Consent of Person About to Become a Director
      (pursuant to Rule 438 under the Securities Act of 1933, as amended)

     In connection with a Form S-4 filed by Equity Inns, Inc. with the
Securities and Exchange Commission (File No. 333-          ) (the "Registration
Statement"), I, Bruce E. Campbell, Jr., expect to be elected to the Board of Directors of Equity Inns, Inc., as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of Equity Inns, Inc., and I am not required to sign the Registration Statement.

     I hereby consent to being named in the Registration Statement as a future member of Equity Inns, Inc.'s Board of Directors, and to the filing of the Registration Statement as contemplated by Equity Inns, Inc.

                                              /s/ Bruce E. Campbell, Jr.

                                          --------------------------------------
                                                  BRUCE E. CAMPBELL, Jr.

May 15, 1998